                                                                                         EXHIBIT 12.2
                                                                                               Page 1

                                        OHIO EDISON COMPANY

                          CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                                                     Year Ended December 31,
                                                       --------------------------------------------------
                                                       1995       1996       1997       1998       1999
                                                       ----       ----       ----       ----       ----
                                                                    (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                  $317,241   $315,170   $293,194   $301,320   $297,689
  Interest and other charges, before
    reduction for amounts capitalized                 273,719    255,572    250,920    235,317    225,358
  Provision for income taxes                          199,307    201,295    187,805    191,261    191,835
  Interest element of rentals charged to
    income (a)                                        111,534    114,093    117,409    115,310    113,804
                                                     --------   --------   --------   --------   --------
    Earnings as defined                              $901,801   $886,130   $849,328   $843,208   $828,686
                                                     ========   ========   ========   ========   ========
FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt                         $243,570   $211,935   $204,285   $184,915   $178,217
  Other interest expense                               22,944     28,211     31,209     34,976     31,971
  Subsidiaries' preferred stock dividend
    requirements                                        7,205     15,426     15,426     15,426     15,170
  Adjustments to subsidiaries' preferred
    stock dividends to state on a pre-income
    tax basis                                           2,956      2,910      2,918      2,892      2,770
  Interest element of rentals charged to
    income (a)                                        111,534    114,093    117,409    115,310    113,804
                                                     --------   --------   --------   --------   --------
    Fixed charges as defined                         $388,209   $372,575   $371,247   $353,519   $341,932
                                                     ========   ========   ========   ========   ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES (b)                                            2.32       2.38       2.29       2.39       2.42
                                                         ====       ====       ====       ====       ====

-----------------------
(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $6,315,000, $5,093,000, $3,828,000 and $2,209,000 for each of the four years ended
     December 31, 1998, respectively. The guarantee and related coal supply contract debt expired
     December 31, 1999.


                                                                                           EXHIBIT 12.2
                                                                                                 Page 2

                                         OHIO EDISON COMPANY

                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED AND
                    PREFERENCE STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                 Year Ended December 31,
                                                       ------------------------------------------------
                                                       1995       1996       1997       1998       1999
                                                       ----       ----       ----       ----       ----
                                                                    (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                  $317,241   $315,170   $293,194   $301,320   $297,689
  Interest and other charges, before
    reduction for amounts capitalized                 273,719    255,572    250,920    235,317    225,358
  Provision for income taxes                          199,307    201,295    187,805    191,261    191,835
  Interest element of rentals charged to
    income (a)                                        111,534    114,093    117,409    115,310    113,804
                                                     --------   --------   --------   --------   --------
    Earnings as defined                              $901,801   $886,130   $849,328   $843,208   $828,686
                                                     ========   ========   ========   ========   ========
FIXED CHARGES AS DEFINED IN REGULATION S-K
  PLUS PREFERRED AND PREFERENCE STOCK
  DIVIDEND REQUIREMENTS(PRE-INCOME TAX BASIS):
  Interest on long-term debt                         $243,570   $211,935   $204,285   $184,915   $178,217
  Other interest expense                               22,944     28,211     31,209     34,976     31,971
  Preferred and preference stock dividend
    requirements                                       29,699     27,923     27,817     27,395     26,717
  Adjustments to preferred and preference
    stock dividends to state on a pre-income
    tax basis                                          16,745     10,542     10,503     10,140      9,859
  Interest element of rentals charged
    to income (a)                                     111,534    114,093    117,409    115,310    113,804
                                                     --------   --------   --------   --------   --------
    Fixed charges as defined plus preferred
      and preference stock dividend
      requirements (pre-income tax basis)            $424,492   $392,704   $391,223   $372,736   $360,568
                                                     ========   ========   ========   ========   ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES PLUS PREFERRED AND PREFERENCE
  STOCK DIVIDEND REQUIREMENTS (PRE-INCOME
  TAX BASIS) (b)                                         2.12       2.26       2.17       2.26       2.30
                                                         ====       ====       ====       ====       ====

--------------------
(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $6,315,000, $5,093,000, $3,828,000 and $2,209,000 for each of the four years ended
     December 31, 1998, respectively. The guarantee and related coal supply contract debt expired
     December 31, 1999.
